Exhibit 99.1

China Housing & Land Development Inc. Announces
Fourth Quarter 2014 Financial Results

Xi’an, China – March 30, 2015 -- China Housing & Land Development, Inc. (“China Housing” or the “Company,” NASDAQ: CHLN) today announced its financial results for the quarter ended December 31, 2014.

Highlights for Q4 2014:

•	Total revenue in the fourth quarter of 2014 was $44.9 million compared to $27.7 million in the third quarter of 2014 and $56.1 million in the fourth quarter of 2013.

•	Total gross floor area (“GFA”) sales were 30,888 sq. meters during the fourth quarter of 2014, compared with 21,768 sq. meters in the third quarter of 2014 and 28,582 sq. meters in the fourth quarter of 2013.

•	Average residential selling price (“ASP”) in the fourth quarter of 2014 was RMB4,736, compared with RMB6,597 in the third quarter of 2014, and RMB6,600 in the fourth quarter of 2013.

•	Gross profit was $(2.8) million in the fourth quarter of 2014 compared to gross profit of $5.8 million in the third quarter of 2014 and gross profit of $12.6 million in the fourth quarter of 2013. Fourth quarter 2014 gross margin was (6.2)%, compared with 20.9% in the third quarter of 2014 and 22.4% in the fourth quarter of 2013.

•	SG&A expenses as a percentage of total revenue decreased to 12.5%, from 14.2% in the third quarter of 2014 and increased from 9.1% in the fourth quarter of 2013.

•	Operating loss was $15.7 million in the fourth quarter of 2014 compared to operating income of $0.5 million in the third quarter of 2014, and operating income of $6.0 million in the fourth quarter of 2013.

•	Net loss attributable to the Company in the fourth quarter of 2014 was $16.1 million, or $(0.46) per diluted share, compared to net income of $2.2 million, or $0.06 per diluted share, in the third quarter of 2014 and net income of $3.9 million, or $0.11 per diluted share, in the fourth quarter of 2013.

Mr. Pingji Lu, China Housing’s Chairman, commented, “In the fourth quarter, local real estate market conditions in Xi’an, where we primarily operate, remain challenging. We are encouraged by recent government policies to stimulate the local housing market, however such efforts will take time to reduce inventory in our local market. According to a study by E-House, real estate inventory in Xian rose to 30 million square meters at the end of 2014, resulting in higher supply, increased competition and lower average selling prices. This impacted our performance as we increased our promotional activity to drive sales and cash-flow. While this strategy negatively impacted our gross margin, the increased volume and cash flow reduced overall financial risk to our business.

In 2015, we believe the government will initiate additional policies to stabilize and instill greater confidence in the real estate market. Our strategy is to continue to be flexible on pricing, drive sales growth, control our costs and maintain stable cash flows. Taking such action can reduce our inventory down to more normalized levels.”

Total revenue in the fourth quarter of 2014 increased 62.1% to $44.9 million from $27.7 million in the third quarter of 2014 and decreased 20% from $56.1 million in the fourth quarter of 2013. Other revenue in the fourth quarter of 2014 increased to $9.1 million from $4.9 million in the third quarter of 2014 and $8.9 million in the fourth quarter of 2013.

In the fourth quarter of 2014, the Company’s top three real estate projects measured by revenue were Park Plaza, Puhua Phase Three and Ankang Phase One. Fourth quarter 2014 contract sales totaled $23.8 million, compared with $23.3 million in the third quarter of 2014 and $31.0 million in the fourth quarter of 2013. Total GFA sales were 30,888 sq. meters during the fourth quarter of 2014, compared with 21,768 sq. meters in the third quarter of 2014 and 28,582 sq. meters in the fourth quarter of 2013. The Company’s ASP in the fourth quarter of 2014 was RMB4,736 compared with RMB6,597 in the third quarter of 2014, and RMB6,600 in the fourth quarter of 2013.

Gross profit for the three months ended December 31, 2014 was $(2.8) million, compared to gross profit of $5.8 million in the third quarter of 2014 and $12.6 million in the fourth quarter of 2013. Gross profit margin for the three months ended December 31, 2014 was negative 6.2%, compared to 20.9% in the third quarter of 2014 and the 22.4% in the fourth quarter of 2013. The negative gross profit for the fourth quarter of 2014 was mainly due to a more competitive real estate environment resulting in lower average selling prices at the company’s major projects under construction.

SG&A expense was $5.6 million in the fourth quarter of 2014, compared with $3.9 million in the third quarter of 2014 and $5.1 million in the fourth quarter of 2013. SG&A expense as a percentage of total revenue was 12.5%, compared with 14.2% in the third quarter of 2014 and 9.1% in the fourth quarter of 2013. The decrease in SG&A expense as a percent of total revenue in the fourth quarter of 2014 compared to the 2014 third quarter was primarily due to the increased revenue in the fourth quarter compared to the third quarter, while SG&A expense remained consistent.

Operating loss in the fourth quarter of 2014 was $15.7 million compared to operating income of $0.5 million in the third quarter of 2014, and operating income of $6.0 million in the fourth quarter of 2013. The operating loss for the fourth quarter of 2014 included a one-time $5.5 million allowance related to construction in excess of billing of the low-income housing of government. Collection of this amount is not ensured due to current fiscal conditions of the local government.

Net loss attributable to China Housing in the fourth quarter of 2014 was $16.1 million, or $(0.46) per diluted share, compared to net income of $2.2 million, or $0.06 per diluted share, in the third quarter of 2014 and net income of $3.9 million, or $0.11 per diluted share, in the fourth quarter of 2013.

Sequential Quarterly Revenue Breakout Comparison

	Q3 2014						Q2 2014
Project	Recognized Revenue	Contract Sales	GFA Sold	ASP	Unsold GFA	POC	Recognized Revenue	Contract Sales	GFA Sold	ASP
	($)	($)	(m2)	(RMB)	(m2)		($)	($)	(m2)	(RMB)
Projects Under Construction
Park Plaza Phase One	5,913,163	5,090,548	8,843	3,538	30,503	99.8%	8,126,813	6,150,233	4,285	8,845
Puhua Phase Three	13,560,028	6,442,195	7,425	5,333	47,165	83.0%	5,176,650	4,573,451	3,639	7,748
Puhua Phase Two-East Region	4,150,988	4,994,287	5,344	5,744	53,236	86.0%	2,226,757	1,916,575	1,877	6,293
Ankang Phase One	11,088,809	3,583,725	5,525	3,987	44,084	83.0%	4,241,380	2,559,384	3,828	4,123
Puhua Four	849,179	3,455,283	3,443	6,168	119,555	21.0%	2,851,066	7,772,451	7,868	6,090
Projects Completed
Puhua Phase One	-24,415				9,447	100%	21,271	21,271	0	-
Puhua Phase Two-West Region& New Coast Line	160,608	160,608	205	6,168	12,743	100%	304,026	304,026	271	6,915
JunJing III	226,584	226,584	246	5,655		100%	-131,198	-	0	-
JunJing II	-154,247	-154,247	-143	6,621		100%	-	-	0	-
Other Income	9,137,336	-	0	-	-		4,893,589	-	0	-
Total	44,908,034	23,798,984	30,888	4,736	316,733	-	27,710,354	23,297,391	21,768	6,597
Q-o-Q Change	62.06%	2.15%	41.90%	-28.21%	-	-	-37.12%	-26.47%	-28.41%	1.60%

Total debt outstanding as of December 31, 2014 was $323.5 million compared with $300.7 million on December 31, 2013. Net debt outstanding (total debt less cash and restricted cash) as of December 31, 2014 was $199.9 million compared with $161.8 million on December 31, 2013. The Company’s net debt as a percentage of total capital (net debt plus shareholders’ equity) was 64.4% on December 31, 2014 and 54.1% on December 31, 2013, which mainly resulted from additional debt financing for the next 12 months. Consequently, the ratio of net debt as a percentage of total capital increased as of December 31, 2014 compared with December 31, 2013.

	Q4 2014
Projects in Planning	Unsold GFA	First Pre-sales Scheduled
	(m2)
Golden Bay	329,508	2015	Q2
Ankang Project-Phase II	170,851	2015	Q4
Park Plaza- Phase II	66,155	2015	Q3
Textile City	630,000	2016	Q2
Total projects in planning	1,196,514

2015 First Quarter Guidance Outlook

Total contract sales for the 2015 first quarter are expected to be in the range of $18 million to $22 million, compared with $34.3 million in the 2014 fourth quarter and $19.8 million in the first quarter of 2014. The Company is reporting revenues, which are subject to percentage of completion alterations.

Conference Call Information

Management will host a conference call at 8:00 am ET on March 30, 2015. Listeners may access the call by dialing 1-913-312-0669. To listen to the live webcast of the event, please go to http://public.viavid.com/index.php?id=113753. Listeners may access the call replay, which will be available through April 3, 2015, by dialing 1-858-384-5517; passcode: 5536170.

About China Housing & Land Development, Inc.

Based in Xi’an, the capital city of China’s Shaanxi province, China Housing & Land Development, Inc., is a residential developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first Chinese real estate development company traded on NASDAQ. The Company’s news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Safe Harbor

This press release may contain certain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward- looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing’s public filings with the U.S Securities and Exchange Commission.

All information provided in this press release and in any attachments is as of the date of the release, and the Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

China Housing contacts

Ms. Jing Lu

Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86 29.8258.2639 in Xi’an

jinglu@chldinc.com / English and Chinese

Mr. Bill Zima, ICR
+86 10 6583 7511

William.Zima@icrinc.com

China Housing Investor Relations Department

+1 646.308.1285

CHINA HOUSING & LAND DEVELOPMENT, INC., AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31, 2014 and 2013

	2014	2013
ASSETS
Cash	$33,223,127	$21,320,071
Cash - restricted	90,328,084	117,534,900
Accounts receivable, net of allowance for doubtful accounts of $579,926 and $594,382, as of 2014 and 2013, respectively	33,041,324	41,158,998
Construction in excess of billing, net of allowance of $5,532,777 and $ nil, respectively.	-	2,106,975
Other receivables, prepaid expenses and other assets, net	9,377,150	7,188,153
Real estate held for development or sale	374,083,969	289,474,812
Property and equipment, net	43,383,002	36,281,168
Advances to suppliers	1,033,359	697,823
Deposits on land use rights	16,136,415	59,155,165
Intangible assets, net	23,561,951	42,453,473
Goodwill	1,922,053	1,969,964
Deferred financing costs	438,926	151,585
Total assets	$626,529,360	$619,493,087
LIABILITIES
Accounts payable	$75,845,987	$59,400,262
Advances from customers	35,172,506	45,441,402
Accrued expenses	21,842,922	17,439,541
Income tax payable	24,280,260	24,534,095
Other taxes payable	9,318,119	7,139,870
Other payables	11,692,913	12,755,824
Loans from employees	29,819,381	25,759,453
Loans payable	293,660,575	274,917,332
Deferred tax liability	14,395,327	14,782,118
Total liabilities	516,027,990	482,169,897
SHAREHOLDERS’ EQUITY
Common stock: $0.001 par value, authorized 100,000,000 shares; issued 34,800,558 and 35,849,204, respectively	34,800	35,849
Additional paid in capital	52,483,510	51,347,620
Treasury stock at cost; 0 shares and 351,480 shares, respectively		(2,400,288)
Statutory reserves	11,700,198	11,535,242
Retained earnings	24,046,687	48,696,878
Accumulated other comprehensive income	22,236,176	28,107,889
Total shareholders’ equity	110,501,371	137,323,190
Total liabilities and shareholders’ equity	$626,529,360	$619,493,087

The accompanying notes are an integral part of these consolidated financial statements.

CHINA HOUSING & LAND DEVELOPMENT, INC., AND SUBSIDIARIES

Consolidated Statements of Operations

For The Years Ended December 31, 2014 and 2013

	2014	2013
REVENUES
Real estate sales	$115,207,107	$159,222,863
Other revenue	23,520,952	30,811,894
Total revenues	138,728,059	190,034,757

COST OF REVENUES
Cost of real estate sales	114,214,971	124,152,403
Cost of other revenue	17,006,602	22,056,802
Total cost of revenues	131,221,573	146,209,205

Gross margin	7,506,486	43,825,552

OPERATING EXPENSES
Selling, general, and administrative expenses	17,433,892	16,968,686
Stock-based compensation	1,136,304	1,375,857
Other expenses	28,235	400,247
Bad debt expenses	5,532,777	-
Financing expense	5,455,689	7,317,008
Total operating expenses	29,586,897	26,061,798
Operating (loss) Income	(22,080,411)	17,763,754
Loss from disposal of property and equipment	563,710	1,107,212
Gain on extinguishment of loan	(2,390,343)	-
(Loss) income before provision for income taxes	(20,253,778)	16,656,542
Provision for current income taxes	1,241,767	5,039,240
Recovery of deferred taxes	(45,104)	(137,395)
Provision for income taxes	1,196,663	4,901,845

NET (LOSS) INCOME	$(21,450,441)	$11,754,697

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	34,661,736	35,127,877

Diluted	34,661,736	35,127,877

(LOSS) EARNINGS PER SHARE
Basic	$(0.62)	$0.33

Diluted	$(0.62)	$0.33

 The accompanying notes are an integral part of these consolidated financial statements.

CHINA HOUSING & LAND DEVELOPMENT, INC., AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

For The Years Ended December 31, 2014 and 2013

	2014	2013

NET (LOSS) INCOME	$(21,450,441)	$11,754,697

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	(5,871,713)	6,546,790
COMPREHENSIVE (LOSS) INCOME	$(27,322,154)	$18,301,487

The accompanying notes are an integral part of these consolidated financial statements.

CHINA HOUSING & LAND DEVELOPMENT INC., AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For The Years Ended December 31, 2014 and 2013

	December 31,	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(21,450,441)	$11,754,697
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Bad debt expense (recovery)	5,532,777	(164)
Impairment of real estate held for development or sales	7,877,400	-
Depreciation	2,497,495	2,598,326
Stock-based compensation	1,136,304	1,375,857
Loss on disposal of property and equipment	563,710	1,107,212
Amortization of intangible assets	18,494,694	13,498,819
Recovery of deferred taxes	(45,104)	(137,395)
Gain on extinguishment of loan	(2,390,343)	-
(Increase) decrease in non-cash operating items :
Accounts receivable	7,141,930	(13,637,800)
Construction in excess of billing	(3,457,512)	(574,056)
Other receivables, prepaid expenses and other assets, net	(3,331,508)	(468,501)
Real estate held for development or sale	(101,879,665)	(70,989,071)
Advances to suppliers	(354,243)	693,807
Deposit (refund) on land use rights	42,041,487	(15,071,133)
Deferred finance costs	517,972	-
Accounts payable	17,720,963	2,834,646
Advances from customers	(7,056,543)	(5,243,032)
Accrued expenses	5,025,643	(5,274,375)
Other payables	(748,082)	1,185,307
Income and other taxes payable	2,725,370	7,572,979
Net cash used in operating activities	(29,437,696)	(68,773,877)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,824,644)	(5,793,142)
Proceeds from sale of property and equipment	4,615	654,321
Proceeds from sale of short term investment	43,607,440	-
Purchase/Sale of short term investment	(43,607,440)	-
Net cash used in investing activities	(9,820,029)	(5,138,821)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in restricted cash	24,601,193	(3,694,203)
Loans from banks	18,143,480	98,841,999
Loans from Days Hotel and Dinghui	31,642,982	46,269,017
Repayments on loans	(26,296,875)	(49,173,393)
Loans repayment to from employees	4,766,270	(2,902,615)
Repurchase of common stock	(635,970)	(1,966,047)
Net cash provided by financing activities	52,221,080	87,374,758

INCREASE IN CASH	12,963,355	13,462,060

Effects on foreign currency exchange	(1,060,299)	1,736,563

Cash, beginning of year	21,320,071	6,121,448

Cash, end of year	$33,223,127	$21,320,071

The accompanying notes are an integral part of these consolidated financial statements.